EXHIBIT 23.1

ACCOUNTANTS’ CONSENT

We consent to the use in this Form S-8 Registration Statement relating to the sale of the common stock, $.20 par value, of Florida Gaming Corporation of our report dated March 8, 2006 accompanying the December 31, 2005 financial statements of Florida Gaming Corporation incorporated by reference in this Registration Statement.

KING & COMPANY, PSC

/s/ King & Company, PSC

Louisville, Kentucky
August 22, 2006

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